10.2   Employment  Agreement, between the  Registrant  and  Daniel
             Wettreich
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                          EMPLOYMENT AGREEMENT


This is an EMPLOYMENT AGREEMENT (the "Agreement") dated as of July 1,1995 by and between Camelot Corporation, a Colorado corporation (the "Corporation"), and Daniel Wettreich (the "Executive").

                                Recitals

The Executive currently serves as Chairman and CEO of the company. The Company desires the Executive to continue to serve as the Company's Chairman and CEO, and the executive desires to continue to serve the Company as its Chairman and CEO, on the terms and conditions set forth in this Agreement.

NOW THEREFORE, the parties agree as follows:

     1.   Employment

           The Company hereby employs the Executive as Chairman, CEO and President of the Company, and the Executive hereby accepts such employment, upon the terms and conditions set forth herein.
     2.   Duties and Powers
       2.1  Duties The Executive shall serve as Chairman, CEO and
            President of the
Company and perform the duties of Chairman and President as defined in the Bylaws of the Company in effect on the date of this Agreement. The Chairman shall receive the compensation provided herein notwithstanding any future amendment to the Bylaws of the Company which diminishes or alters the duties of the chairman and President of the Company. The Executive shall not be required to devote his entire working time to the business of the Company, and may devote time to other business interests.

2.2  Chief Officer    The Executive shall report only to the Board of Directors
            of the Company (or, in the event the Company becomes a direct or indirect subsidiary of any other corporation, to the Board of Directors of the ultimate parent of the Company), and his powers and authority shall be superior to those of any other officer or employee of the Company or of any subsidiary of the company.
            Subject to the authority of the Board of Directors of the Company, the Executive shall have final responsibility for the conduct of the business and affairs of the Company by and of its subsidiaries, and the presidents and chief executive officers of all subsidiaries of the company shall report to the Executive.

2.3  Service as Director   If elected, the Executive shall serve as a director
            of the Company without additional compensation, and shall have the right at any time to serve as a director of any subsidiary of the Company.

3. Term of AgreementThe initial term of employment under this Agreement shall be ____ years commencing effective as of _____________________ (the "Effective
       Date") unless sooner terminated pursuant to Section 6 below.
     4. CompensationFor all services rendered by the Executive under this Agreement, the Company shall pay the Executive an annual salary of
       $_______________ (the "Base Salary") payable in equal monthly installments. Executive shall also receive a cash bonus equal to 5%
       of the Company's Annual Profits before Taxation payable within 30 days after the Company's Annual Profits before Taxation payable within 30 days after the Company's financial year end. The Board of Directors of the Company shall from time to time review the compensation to be paid to the executive under this Agreement and shall increase (but not decrease) the compensation in such amounts, if any, as the Board of Directors determines.

     5.   Benefits, Expenses, Reimbursement:  etc.

5.1 Benefit Plans The Company shall provide the Executive with such medical and disability insurance, hospital insurance and group life insurance and other benefits made available to executive level employees of the Company, subject to the terms and conditions of such benefit plans and arrangements. The Company shall pay for the existing Prudential Health Policy covering the Executive.

5.2  Expenses    The Company shall pay all expenses incurred by the Executive in furtherance or in connection with the business of the Company and its subsidiaries and affiliates including, without limitation, all (i) travel and living expenses while away from home on business or at the request and in the service of the Company or its subsidiary or affiliate, and (ii) entertainment expenses, upon submission of appropriate receipts or vouchers and in accordance with the standard expense reimbursement policies of the Company as in effect from time to time.If any such expenses are paid by the Executive, the Company shall reimburse him promptly for those expenses.

5.3  Vacation    The Executive shall be entitled each year to a vacation of four weeks (twenty working days), during which time his compensation shall be paid in full and such holidays and other non-working days as are consistent with the policies of the Company for executive generally. All vacations shall be scheduled so as to cause minimal interference with the operation of the Company. If any untaken vacation days are outstanding at the end of a calendar year, then the Company will pay Executive for such days. If the Executive's employment under this Agreement is terminated pursuant to Section 6, the Executive shall be entitled to payment for all untaken vacation days.

 5.4  Death Benefits   Subject to the provisions of Section 5.5(B) of this
 Agreement, in the event of the Executive death during the term of this Agreement, the Company shall pay to such beneficiaries as the Executive shall designate in writing prior to the Executive's death, or if he fails to designate a beneficiary, to the executive's spouse or, if none, to the Executive's estate, and annual benefit equal to ______________ (the "Death Benefit"). The Death Benefit shall be payable in equal monthly installments for a period of 4 years, commencing on the first day of the next month following the month in which the Executive's death occurs. Payments made pursuant to this Section 4 of this Agreement.

5.5  Disability

 A. The Executive shall be paid such benefits to which he is entitled under the terms of such long-term disability insurance as the Company has provided under Section 5.1 of this Agreement. If at any time during the term of this Agreement (i) the Company is not providing the Executive with long-term disability insurance coverage, or (ii) the amount of coverage provided pays benefits less than an annual benefit to age 70 or 80% or more of the Executive's Base Salary plus cash bonuses which the Executive is being paid prior to the commencement of disability benefits, then the Executive Shall be paid the amount specified in Section 5.5(B) of this Agreement.

B. Subject to the provisions of Section 5.5(A) of this Agreement, if during the term of this Agreement (i) the Executive suffers any illness, disability or incapacity which renders him unable to perform his duties hereunder and such illness, disability or incapacity is deemed by a duly licensed physician (who may be the Executive's person physician) to be permanent, or (ii) the Executive is unable to render services to the Company of the nature required by this Agreement because of illness, disability or incapacity for a period of 90 days, whether or not such day s are consecutive, during any year of the term hereof, then the Executive shall continue to render advisory and consulting services as he is able and as may be reasonable required y the Company. The Company shall pay to the Executive compensation (Base Salary plus cash bonuses( in effect at the time the event or condition desired in Section 5.5(B) (i) or (ii) (the
    "Condition") above occur. The Disability Payment shall be paid to the Executive in equal monthly installments until the Executive attains age 70. Disability Payments shall commence on the first day of the month following the month in which the Condition occurs and shall be made even if the Executive is unable to render any services to the Company.
 C. In the event the Executive's death during the period in which Disability Payments are to be paid, the |Company shall pay any remaining Disability Payments due pursuant to Section 5.,5(B) to such beneficiaries as the Executive designates in writing before his death, or upon his failure to designate a beneficiary, to his surviving spouse or, if none, then to the Executive's estate. Such payment shall be paid in lieu of any and all payments provided for in Section 4 and 5.4 of this Agreement.
6. Termination The Executive's employment hereunder may be terminated only under the following circumstances:

  6.1 Cause The Company may terminate the Executive's employment hereunder for cause upon not less than five days' prior written notice of such termination.
  For purposes of this Agreement, the Company shall have "cause": to terminate the Executive's employment hereunder upon (A) the continued
      failure by the executive to substantially perform his duties hereunder
       )other than any such failure resulting from the Executive's incapacity due to physical or mental illness or the removal of Executive's office to a location more than 5 miles form its current location), which failure has not been cured (i) within three days after a written demand for substantial performance is delivered to the Executive by the Company that specifically identities the manner in which the company believes the Executive has not substantially performed his duties (the "Three Day Period"), or (ii) in the event such failure cannot be reasonable cured within the Three Day Period, with in 20 days thereafter, provided that the Executive promptly commences and thereafter diligently prosecutes the cure thereof, or (B) the Executive's conviction of any criminal act or fraud with respect to the Company. Notwithstanding the foregoing, the Executives employment may not be terminated for cause unless and until the Company has delivered to the Executive a copy of a resolution duly adopted by the affirmative vote or not less than 80 percent of the entire Board of Directors at a meeting of the Board (of which the Executive was given at least 20 days prior written notice and an opportunity, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board, the Executive has not substantially performed his duties (which failure shall be described in detail) and such failure has not been cured within the period described in (ii) above. In addition, the Company shall not have cause to terminate the Executive's employment hereunder as a result of any event occurring prior to the date hereof and previously disclosed to the Company. The burden of establishing cause shall be upon the Company.

  6.2  Termination by the Executive    The Executive may terminate his
       employment hereunder for "good reason" upon not less than five days' prior written notice to the Company. For purposes of this Agreement, "good reason" shall mean the continued failure by the Company to perform its obligations under this Agreement (including any material change by the Company yin the duties, responsibilities and powers of the Executive as set forth herein or the removal of the Executive's office to a location more than 5 miles form its current location) which failure has not been cured (i) within three days after a written demand for performance is delivered to the company by the Executive that specifically identifies the manner in which the Executive believes the Company has not performed its obligation (the "Three Day Period"), or
       (ii) in the event such failure cannot be reasonable cur3ed within the Three Day Period, within twenty (20) days thereafter provided that the Company promptly commences and thereafter diligently prosecutes the cure thereof. If the Executive terminates his employment under Clause 6.2 then he shall be paid a cash sum in accordance with Clause 6.3.C.

  6.3  Change in Control

       A. The Executive may terminate his employment under this Agreement at any time for "good reason" (as defined below) after the date of a Change in Control (as defined below) of the Company.

          B. A "Change in Control" of the Company shall be deemed to have occurred if:

      (1) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") as in effect on the date hereof). Other than the Executive or his family interests becomes the beneficial owner, directly or indirectly, of common stock of the Company representing 30% or more of the Company's then issued and outstanding common stock; or

       (2) individuals who constitute the Company's Board of Directors on the Date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that nay person becoming a Director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the Directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director, without objecting to such nomination) shall be, for purposes of this clause, considered as though such person were a member of the Incumbent Board. For purposes of this Section 6.2(a), "good reason" shall mean a determination solely be the Employee, in good faith, that as a result of the e change of control of the company he may be adversely affected (i) in carrying out his duties and powers in the fashion he previously enjoyed or (ii) in his future prospects with the Company.

   C.If the Executive terminates his employment after a Change of Control of the
     Company, he shall notify the Company in writing of the effective date of the termination (the "Termination Date") and he shall be paid (i) the Base salary and any bonuses payable to the Executive under this Agreement through the termination Date, or (ii) an amount equal to the product of
    (a) the annual Base Salary and bonus paid to the Executive during the year preceding the Termination Date, multiplied by (b) five whichever of
    (i) or (ii) is more. The amount payable under this Section 6.3(C) shall be paid in a lump sum on or before the fifth day following the
            Termination Date.

7.   Interest and Counsel Fees

  7.1  Interest    All amounts payable to the Executive under this Agreement
 shall be due and payable at the time specified herein and any payments which is not made within five days of the date of written demand shall be made with interest on the amount due from the due date until paid in full at an annual rate equal to 2% over the prime or base rate of interest generally offered or charged by Citibank, N.A. to its commercial customers for short-term unsecured loans, as in effect from time to time during the period from such due date until the date such payment is made.

  7.2   Counsel Fees    The Company irrevocably authorizes the Executive from
       time to time to retain counsel of his choice at the expense of the Company to represent the Executive in connection with the Executive's initiation or defense of any litigation, arbitration or other legal action relating to this Agreement or any provision hereof (whether such action is by or against the Company or any director, officer, stockholder or other person affiliated with the Company, or in any jurisdiction). Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the executive entering into any attorney-client relationship with such counsel, and in that connection the Company and the Executive agree that a confidential relationship shall exist between the Executive and the Execute agree that a confidential relationship shall exist between the Executive and such counsel. The reasonable fees and expenses of counsel selected by the Executive shall be paid or reimbursed to the executive by the Company on a regular, periodic basis upon presentation by the Executive of a statement or statements prepared by such counsel in accordance with its customary practices. Notwithstanding the preceding, if it should be finally determined by judgment or order of a court of competent jurisdiction (the time for the appeal of which judgment or order shall have expired), that the Executive has not prevailed in any such litigation, arbitration or other legal action, the Executive shall promptly return to the Company, upon its demand, any amounts so advanced in connection with such action together with interest thereof at the rate provided in Section 7.1 above.

     8.   No Conflicting Commitments

8.1 Representation and WarrantyThe Executive represents and warrants that he has no commitments or obligations of any kind whatsoever inconsistent with this Agreement and is under no disability of any kind whatsoever which would impair, infringe upon or limit Executive's ability to enter this Agreement or to perform the services required hereunder.

8.2 Indemnification The Executive agrees to indemnify and hold the Company harmless against any claim or other actions asserted against the company based upon circumstances in which it is alluded that the Executive has breached the warranty set forth in Section 8.1.

     9.   Governing Law    This Agreement has been executed and delivered in the
State of Texas, and shall in all respects be interpreted, construed, and governed by and in accordance with the law of the State of Texas.
       Except as otherwise herein provided, all actions or proceedings arising directly, indirectly or otherwise in connection without of, ralted to, or from this Agreement shall be litigated exclusively and only in courts having situs within the State of Texas, and the parties hereby consent and submit to the jurisdiction of nay state or federal court located in the State of Texas. Notwithstanding the preceding, the Executive, at his sole and exclusive option, exercisable y written notice given tot the company at any time, any elect to summit any dispute arising under this Agreement to resolution by arbitration held in Dallas County, Texas in accordance with the rules of the American Arbitration Association.

     10. NoticesAll notices hereunder shall be in writing and personally delivered or mailed by registered or certified mail, return receipt requested, to the following address:

               If to the Company:
               Camelot Place
               17770 Preston Road
               Dallas, Texas  75252

               If to the Executive:

               Danny Wettreich
               7310 Winterwood
               Dallas, Texas  75298

The Company or the Executive may hereafter designate another address to the other in writing for purposes or notices under this Agreement.

     11. WaiversAny waiver by any party of any violation of, breach of or default under any provision of this Agreement by the other party shall not be construed as, or constitute a continuing waiver so such provision, or waiver of any other violation of , breach of or default under any other provision of this Agreement.

     12.  Assignability    This Agreement shall not be assignable by the
Company
       without the written consent of Executive, except that if the Company shall merge or consolidate with or into, transfer substantially all of its assets to, another corporation or other form of business organization, this Agreement shall be binding on the Executive and be for the benefit of any binding upon the successor of the company resulting from such merger consolidation or transfer without Executive's consent, unless this Agreement is terminated pursuant to
       Section 6.3(C). Executive may not assign, pledge, or encumber any interest in this Agreement or nay part thereof without the express
       written consent of the Company,     this     Agreement    being
       person     to     Executive.


     13.  Severabilty      Each provision of this Agreement constitutes a
separate
       and distinct undertaking convenant and/pr provision hereof. In the event that any provision of this Agreement shall finally be determined to be unlawful, such
  provision shall be deemed severed from this Agreement, but every other provisions of this Agreement shall remain in full force and effect, and in substitution for any such provision held unlawful, there shall be substituted a provision of similar import reflecting the original intent of the parties hereto to the extent permissible under the law.

 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first set forth above written

                           CAMELOT CORPROAITON



                              By:  ______________________________
                                   Jeanette Fitzgerald
                              Title:    Vice President and General Counsel


                                   ______________________________

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